UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 18, 2006
HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108
Eagan, Minnesota		55121

(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Items 1.01 through 7.01 and 9.01 are not applicable and therefore omitted.
Item 8.01 Other Events.
     On May 18, 2006, Hypertension Diagnostics, Inc. (“HDI”) agreed to extend the exercise date of warrants to purchase shares of its common stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share, granted in connection with HDI’s offering, which closed on August 28, 2003 (the “August Offering”). The following table shows the original expiration dates, as well as the revised expiration dates for the warrants:

Warrant B ($.22 exercise price)
	Original	Extended	Revised
	Expiration	Expiration	Expiration
	Date	Date	Date
August Offering	2/28/05	05/19/06	06/23/06
Additionally, HDI agreed to modify these warrants to provide that those warrantholders who exercised at least fifty percent (50%) of their Common Stock Warrants and their Preferred Stock Warrants by June 23, 2006, would have the remaining 50% of their Common Stock Warrants and their Preferred Stock Warrants available for exercise until September 29, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.
By /s/ Mark N. Schwartz
Its Chairman of the Board
and Chief Executive Officer

Dated: May 22, 2006